                                                                   EXHIBIT 10.15

                       FIRST AMENDMENT TO CREDIT AGREEMENT


       THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of November 27, 2000, by and between PLANTRONICS, INC., a Delaware corporation (the "Company"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").


                                    RECITALS

       WHEREAS, the Company and the Bank have previously entered into that certain Credit Agreement, dated as of November 29, 1999 (the "Credit Agreement"), pursuant to the terms of which the Bank has made various financial accommodations available to the Company; and

       WHEREAS, the Company has requested that the Bank agree to extend the Revolving Termination Date to November 26, 2001, and the Bank has agreed to so extend the Revolving Termination Date, all on the terms and conditions contained herein;

       NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

       1. Defined Terms. Each capitalized term used but not otherwise defined herein has the meaning ascribed thereto in the Credit Agreement.

       2. Amendment to Credit Agreement.

              (a) Section 1.01 of the Credit Agreement is hereby amended by deleting the reference to "November 27, 2000" contained in the definition of "Revolving Termination Date" contained therein and by substituting therefor a reference to "November 26, 2001."

              (b) The text of Section 8.07 of the Credit Agreement is hereby amended to read in full as follows:

              The Company shall not, and shall not suffer or permit any of its Subsidiaries to, use: (a) any portion of the proceeds of any Loan or Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act; or (b) more than $35,000,000 of proceeds of Loans or Letters of Credit to pay cash dividends to its common stock shareholders or to repurchase or redeem its common stock, in each case to the extent permitted under Section 8.09(c).

              (c) The text of Section 8.09(c) of the Credit Agreement is hereby amended to read in full as follows:

                     (c) declare or pay cash dividends to its common stock
              shareholders or repurchase or redeem its common stock in an aggregate amount not to exceed, in any four consecutive fiscal quarter periods, 50% of the amount of the cumulative consolidated net income of the Company and its Subsidiaries (net of cumulative losses) reported in the 8 consecutive fiscal quarter periods ending with the fiscal quarter immediately preceding the date of the declaration or making of any such declaration, payment or repurchase or redemption;

       3. Representations, Warranties and Covenants. As of the date hereof, the Company hereby remakes all of the representations and warranties made by it in the Credit Agreement (except to the extent such representations and warranties expressly relate solely to an earlier date) and reaffirms all of its covenants and other obligations contained in the Credit Agreement. The Company further certifies that: (a) as of the date hereof, there exists no Default or Event of Default; and (b) no Default or Event of Default will result from the effectiveness of this Amendment.

       4. General Provisions.

              (a) Except as otherwise expressly provided herein, all of the terms and conditions of the Credit Agreement shall remain unchanged and in full force and effect.

              (b) This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement. This Amendment is a Credit Document.

              (c) This Amendment is made pursuant to Section 10.01 of the Credit Agreement and shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

              (d) This Amendment shall become effective upon the execution and delivery of this Amendment by each of the parties hereto. This Amendment may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of such counterparts taken together shall be deemed to constitute but one and the same instrument. Each of the parties hereto understands and agrees that this Amendment may be delivered by any party thereto either in the form of an executed hard copy original or an executed original sent by facsimile transmission to be followed promptly by delivery of a hard copy original, and that any failure by any party to receive the hard copy executed original of this Amendment shall not diminish the binding effect of receipt of an executed original sent by facsimile transmission.

              (e) The illegality or unenforceability of any provision of this Amendment shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment, the Credit Agreement or any other Credit Document.

              (f) The Company hereby confirms that the provisions set forth in
Article 10 of the Credit Agreement (including, without limitation, Section 10.04(a) as to governing law and Section 10.04(b) as to jurisdiction) are applicable to this Amendment, and the Company hereby reaffirms all of its obligations under Article 10 of the Credit Agreement in respect of this Amendment, including, without limitation, under Section 10.04 thereof.

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.


PLANTRONICS, INC.                       WELLS FARGO BANK, NATIONAL
                                        ASSOCIATION

By: /s/ Barbara V. Scherer              By: /s/ R. Steve Seldomridge
   ----------------------------            -----------------------------
     Barbara V. Scherer                      R. Steve Seldomridge
Title: Chief Financial Officer          Title: Vice President